                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement No. 333-15265 on Form N-1A of Merrill Lynch Index Funds, Inc. of our reports dated as indicated below, on each of the Funds and on each of their respective Series, appearing in each Fund's December 31, 2001 Annual Report.

Date of our Report                      Name
------------------                      ----

February 6, 2002                        Merrill Lynch S&P 500 Index Fund
February 1, 2002                        Master S&P 500 Index Series

February 18, 2002                       Merrill Lynch Small Cap Index Fund
February 1, 2002                        Master Small Cap Index Series

February 19, 2002                       Merrill Lynch Aggregate Bond Index Fund
February 19, 2002                       Master Aggregate Bond Index Series

February 15, 2002                       Merrill Lynch International Index Fund
February 15, 2002                       Master International (Capitalization
                                          Weighted) Index Series

We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
April 24, 2002